ASSET

                                 PURCHASE

                                 AGREEMENT

                                  between

                  Modern Mass Media Group, Inc. ("Buyer")

                                    And

                  M3 Acquisition Corp. ("M3" or "Seller")
                              A subsidiary of
                   Science Dynamics Corporation ("SDC")



1. Prices and Terms. The principal terms of the agreement are as follows:

   (a) Business to be Acquired: Liabilities to be Assumed. The Buyer will acquire substantially all of the assets, tangible and intangible, owned by Seller that are used in, or necessary for the conduct of, audio and visual systems integration business, including, without limitation: (i) all related intellectual property; (ii) the fixed assets of Seller, (iii) any and all customer lists; and (iv) the goodwill associated therewith, all free and clear of any security interests, mortgages or other encumbrances.

   (b) Consideration. The aggregate consideration for the assets and business to be purchased would be the assumption of M3 's liabilities as outlined in Exhibit A and as shown on the balance sheet dated
       June 30, 2004 prepared in accordance with generally accepted accounting principles.

   (c) Transition Period. Promptly following the execution of this agreement, the Seller will assist the Buyer in transitioning the operations from the current corporate structure to the Seller's corporate structure. This includes but is not limited to the transfer of assets and dissolving all inter company transactions and agreements.

   (d) Employment Agreement. Simultaneously with the execution of this Agreement, the Buyer will assume all responsibility of Chip
       Del Coro's employment agreement and the employment agreements of other key personnel. The Buyer will also be offering employment to a majority of Seller's employees and would expect the management team to use its reasonable best efforts to assist in employing these individuals.

   (e) Timing. This agreement is effective as of September 1, 2004.

2. Expenses. Each party will pay their respective expenses incident to this agreement and the transactions contemplated hereby and thereby.

3. Public Announcements. Neither party will make any announcement of this Agreement without the prior written approval of the other, which approval will not be unreasonably withheld or delayed. The foregoing shall not restrict in any respect the ability of either party to communicate information concerning this Agreement and the transactions contemplated hereby to respective affiliates', officers, directors, employees and professional advisers, and, to the extent relevant, to third parties whose consent is required in connection with this transaction.

4. Broker's Fees. The Buyer and Seller have represented to each other that no brokers or finders have been employed who would be entitled to a fee by reason of the transaction contemplated by this letter of intent.

6. Miscellaneous. This letter shall be governed by the substantive laws of the State of New Jersey without regard to conflict of law principles.
   This letter constitutes the entire understanding and agreement between the parties hereto and their affiliates with respect to its subject matter and supersedes all prior or contemporaneous agreements, representations, warranties and understandings of such parties (whether oral or written).
   No promise, inducement, representation or agreement, other than as expressly set forth herein, has been made to or by the parties hereto.
   This letter may be amended only by written agreement, signed by the parties to be bound by the amendment. Evidence shall be inadmissible to show agreement by and between such parties to any term or condition contrary to or in addition to the terms and conditions contained in this letter. This letter shall be construed according to its fair meaning and not strictly for or against either party.

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

   If the foregoing terms and conditions are acceptable to you, please so indicate by signing the enclosed copy of this letter and returning it to the attention of the undersigned.


   Very truly yours,

   [Buyer]


   By:    /s/ B. Joyal
          -----------------------


   Title: Director / CFO
          -----------------------



   ACCEPTED AND AGREED
   -------------------

   [Seller]


   By: /s/ Alan C. Bashforth
          -----------------------

       Title: CEO & President
          -----------------------

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


                                    EXHIBIT A



Liabilities to be Assumed
-------------------------

   The Buyer will assume all current liabilities and all long-term liabilities of the M3 as of August 31, 2004 with the exception of the following liabilities in which the Buyer will not assume:

      1) Any of Chip Del Coro's expenses and liabilities as outlined in the note payable between Chip Del Coro and Science Dynamics Corporation, dated August 23, 2004.

      2) All taxes including, municipal, state, federal, and sales collected and not paid as of August 31, 2004.

      3) Any inter company accounts.